                                                                     Exhibit 4.5


                      PREFERRED STOCK INVESTMENT AGREEMENT


          AGREEMENT dated as of August 29, 1996 between Roberts Pharmaceutical Corporation, a New Jersey corporation (the "Company") and the investor whose name is set forth at the foot of this Agreement (the "Investor").

The parties hereto agree as follows:


                                   ARTICLE I.



                      Purchase and Sale of Preferred Stock
                      ------------------------------------

          Section   1.    Purchase and Sale of Preferred Stock.  Upon the
                          ------------------------------------
following terms and conditions, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, [_________] shares of the Company's 5% Convertible Preferred Stock (the "Shares" or the "5% Preferred") having the rights, designations and preferences set forth in
Schedule I hereto.

          Section   2.    Purchase Price.  The purchase price for the Shares
                          --------------
(the "Purchase Price") shall be $25 per share.

          Section   3.    The Closing.
                          -----------

        (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place at the offices of the Company, at 10:00 a.m., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investor and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

        (b) On the Closing Date, the Company shall deliver to the Investor certificates representing the Shares registered in the name of the Investor or deposit such Shares into accounts designated by the Investor, and the Investor shall deliver to the Company the Purchase Price for all the Shares by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

        Section   4.    Covenant to Register.
                          --------------------

(a) For purposes of this Section, the following definitions shall apply:

        (i) The terms "register," "registered," and "registration" refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

        (ii) The term "Registrable Securities" means the stock issuable upon conversion of the Shares, or upon conversion of any 5% Preferred or other stock issued in payment of dividends on the Shares, or otherwise issuable pursuant to this Agreement or the provisions of Schedule I hereto (excluding, however, the 5% Preferred as such), and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares.

        (iii) The term "holder of Registrable Securities" means the Investor and any permitted assignee of registration rights pursuant to Section 1.4(h).

(b) The Company shall, as expeditiously as possible following the Closing, file a registration statement on Form S-3, or if Form S-3 is not then available, another appropriate form, covering all the Registrable Securities, and shall use its best efforts to cause such registration statement to become effective by the 90th calendar day after the Closing Date (the "Initial Registration"). In the event such registration is not so declared effective or does not include all Registrable Securities, a holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities and the Company is in compliance with its obligations under Subsections (d)(i) through (v) of this Section 1.4, the demand registration rights granted pursuant to this Subsection (b) (i) shall cease. If such registration statement is not declared effective with respect to all Registrable Securities or if the Company is not in compliance with said obligations the demand registration rights described herein shall remain in effect. The Company shall provide holders of Registrable Securities reasonable opportunity (at least 5 business days) to review any such registration statement or amendment or supplement thereto prior to the filing thereof.

                (i) The Company shall not be obligated to effect a Demand Registration under Subsection (b)(i) above (a) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) (i) through (v) of this Section 1.4, (b) if all of the Registrable Securities may be sold under Rule 144(k) of the Act and the Company's transfer agent has accepted an instruction from the Company to such effect, or (c) at any time after three years from the date of the Closing.

                (ii) The Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"). The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

                (iii) (A) If the registration statement covering all Registrable Securities is not effective by the 90th calendar day after the Closing Date, then the Company shall pay the Investor in cash an amount equal to 3% of the total Purchase Price of Shares and any Registrable Securities then held by the Investor for each 30 day period thereafter until such registration statement is effective (pro-rata as to a period of less than 30 days). (B) If following such effectiveness, during the calendar year following the Closing Date, either the effectiveness of the Registration Statement is suspended or a current prospectus meeting the requirements of Section 10 of the Act is not available for delivery by the Investor (either, a "suspension"), an amount equal to 3% of the total Purchase Price of Shares and any Registrable Securities then held by Investor shall be paid to the Investor in cash, or at the Company's option, in additional shares of 5% Convertible Preferred Stock, for each 30 days of such suspension (pro-rata as to a period of less than 30 days). (C) If during the second calendar year following the Closing Date, there is a suspension for a period or periods aggregating more than 30 days, an amount equal to 3% of the total Purchase Price of Shares and any Registrable Securities then held by Investor shall be paid to the Investor in cash, or at the Company's option, in additional shares of 5% Convertible Preferred Stock, for each 30 days of such suspension in excess of the initial 30 days (pro-rata as to a period of less than 30 days). (D) Any amount payable pursuant to the foregoing provisions of this subsection (iv) shall be paid on or before the fifth day following the end of the calendar month in which such payment obligation arose. For purposes of this subsection (iv), any shares of 5% Convertible Preferred Stock to be issued in satisfaction of the Company's obligation shall be valued at the Liquidation Preference (as defined in Schedule I hereto) of a Share issued on the Closing Date. The "Purchase Price" of Registrable Securities shall be (1) if derived from conversion or substitution of Shares, the Purchase Price of such Shares, and (2) if received in satisfaction of a Company obligation, the dollar amount of such obligation. (E) This subsection is in addition to the provisions of
        Section 7.2(a) hereof.

        (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities have not theretofore been included in a registration statement under Subsection (b) of this Section 1.4 which remains effective, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its best efforts to cause to be registered under the Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection (c) if (i) the Registrable Securities may be sold without registration under Rule 144(k) and the Company's transfer agent has accepted an instruction from the Company to such effect, or (ii) the Registration Statement is filed more than three years after the date of closing, or (iii) to the extent that, with respect to any underwritten offering initiated by the Company later than twelve months following the Closing or initiated at the demand of Yamanouchi Pharmaceutical Co., Ltd. or the purchasers of Common Stock (or their assignees) pursuant to the

     Stock Purchase Agreements dated as of July 17, 1996 between the Company and certain entities advised by Dimensional Fund Advisors, Inc., the managing underwriter of such offering reasonably notifies such holder(s) in writing of its determination that the Registrable Securities or a portion thereof shall be excluded therefrom.

        (d) Whenever required under this Section 1.4 to effect the registration of any Registrable Securities, including, without limitation, the Initial Registration, the Company shall, as expeditiously as reasonably possible:

        (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 1.4(b)(i), and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement; provided, however, that in no event shall the Company be required to keep the Registration Statement effective for a period greater than three years from the date of the Closing.

        (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

        (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus, including a preliminary prospectus, conforming with the requirements of the Act, copies of the registration statement, any amendment or supplement to any thereof and any documents incorporated by reference therein and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities.

        (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the holder of Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

        (vi) Furnish, at the request of any holder of Registrable Securities,
        (1) an opinion of counsel of the Company, dated the effective date of the registration statement, in form and substance reasonably satisfactory to the holder and its counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and certain matters pertaining to disclosure under and compliance with securities laws by the Company in connection with the registration thereof and (2) a "comfort" letter or letters of the Company's independent public accountants in form and substance reasonably satisfactory to the holder and its counsel.

        (vii) Use its best efforts to list the Registrable Securities covered by such registration statement with any national market or securities exchange on which such securities are then listed;

        (viii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents (as defined below) filed subsequent to the Closing and require the Company's officers, directors and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement.

        (ix) Furnish to each holder of Registrable Securities prompt notice of the commencement of any stop-order proceedings under the Act, together with copies of all relevant documents in connection therewith, and use its best efforts to obtain withdrawal of any such stop order as soon as possible.

        (e) Upon request of the Company, each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The intended method of disposition (Plan of Distribution) of such securities as so provided by Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of the Investor.

        (f) The Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in the registration statement.

        (i) In the event of any registration under the Act of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities hereby severally agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that such holders will be liable in any such case to the extent, and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such holder specifically for use in the preparation thereof.

        (ii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify such party shall not relieve such party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent an indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that if the defendants in any such action include both parties and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

        (g) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided, however, that any securityholders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

        (i) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to the holders of Registrable Securities and their counsel its documents and personnel for due diligence purposes, and will pay the reasonable fees and expenses of one counsel designated by a majority in interest of the holders of Registrable Securities included in the Registration Statement, if such a firm is so designated. Except as otherwise provided herein, fees and disbursements of counsel and accountants for the selling securityholders shall be borne by the respective selling securityholders.

        (h) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section 1.4 may be assigned by Investor to a transferee or assignee of the entire holding of the Investor or of 20% or more but not less than 10,000 of the Shares or the Registrable Securities derived from such Shares. Within a reasonable time after such transfer the Investor shall notify the Company of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Any transferee asserting registration rights hereunder shall be bound by the applicable provisions of this Agreement.

        (i) Subject to the rights of (a) Yamanouchi Pharmaceutical Corporation, Ltd. and its designees under the Stock Purchase Agreement dated January 22, 1992, which are hereby confirmed, (b) the holders of Common Stock sold by the Company pursuant to the Stock Purchase Agreements dated on or about July 17, 1996, (c) the holders of the Warrants and shares issuable to the Placement Agents under this offering and the offering of shares issued pursuant to the Stock Purchase Agreements dated on or about July 17, 1996, and (d) the Agreement dated August 9, 1996 with Robert A. Vukovich, from and after the date of this Agreement, the Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein; and none of said existing agreements will reduce the amount of Registrable Securities which the holders may include in the Initial Registration or a non-underwritten Demand Registration.

5.    Company Standoff.  Except in a business combination, or under existing
      ----------------
employee stock incentive or purchase plans, the Company shall not effect any public sale or distribution of any securities similar to the Registrable Securities or any securities exercisable for or convertible or exchangeable into the Registrable Securities during the 14 days prior to, and during the 90 days immediately following the effective date of any registration statement filed pursuant to Section 1.4(b); provided, however, that the Company may effect such public sale or distribution during the 90 days immediately following the effective date of such registration statement if such sale or distribution of securities is at a price equal to or greater than 120% of the Conversion Cap (as defined in Section 4(c)(ii) of Schedule I hereto).


                                  ARTICLE II.

                         Representations and Warranties
                         ------------------------------

          Section   1.    Representations and Warranties of the Company.  The
                          ---------------------------------------------
                          Company hereby makes the following representations and warranties to the Investor:

        (a)      Organization and Qualification.  The Company is a corporation
                 ------------------------------
            duly incorporated and existing in good standing under the laws of the State of New Jersey and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries except as listed in Exhibit A hereto. The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole.

        (b)      Authorization; Enforcement.  (i) The Company has the requisite
                 --------------------------
            corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required except for any stockholder approval required by the terms of the Company's listing agreement with NASDAQ or the rules of such organization, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, and (v) prior to the Closing Date a Certificate of Amendment to the Company's charter which authorizes the 5% Preferred Stock as provided in Schedule I will have been filed with the New Jersey Secretary of State and will be in full force and effect, enforceable against the Company in accordance with its terms.

        (c)  Capitalization.  The authorized capital stock of the Company
             --------------
     consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Class B Preferred Stock; there are 19,187,648 shares of Common Stock and no shares of Preferred Stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof and pursuant to similar agreements of like tenor, there will be 19,187,648 shares of Common Stock and approximately 4,200,000 shares of Class B Preferred Stock of the series denominated "5% Preferred Stock" issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A hereto and as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

        (d)  Issuance of Shares.  The issuance of the Shares has been duly
             ------------------
     authorized and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance and, upon conversion in accordance with the Certificate of Amendment to be filed by the Company to establish the rights and preferences of the Shares, will be validly issued, fully paid and non-assessable and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

        (e) No Conflicts.  The execution, delivery and performance of this
            ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investor and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than the filing of the Certificate of Amendment with the New Jersey Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

          (f) SEC Documents, Financial Statements.  The Common Stock of the
              -----------------------------------
Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since July 1, 1993 pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC under the Act since July 1, 1993 (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investor true and complete copies of the SEC Documents. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        (g)  No Material Adverse Change.  Since the date through which the
             --------------------------
     most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries.

        (h)  No Undisclosed Liabilities.  The Company and its subsidiaries
             --------------------------
     have no material liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since the date of the most recently filed SEC Documents which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

        (i)  No Undisclosed Events or Circumstances.  No event or circumstance
             --------------------------------------
     has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

        (j)  No General Solicitation.  Neither the Company, nor any of its
             -----------------------
     affiliates, or, to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

        (k)  No Integrated Offering.  Neither the Company, nor any of its
             ----------------------
     affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Act.

          Section   2.    Representations and Warranties of the Investor.  The
                          ----------------------------------------------
Investor hereby makes the following representations and warranties to the
Company:

        (a)      Authorization, Enforcement. (i) Such Investor has the
                 --------------------------
            requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold hereunder, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        (b)      No Conflicts.   The execution, delivery and performance of
                 ------------
            this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's charter documents or By-Laws or (ii) conflict with any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor. The Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement. The data to be provided by the Investor in connection with registering the Registrable Securities under the Act will be true and correct in all material respects when so provided.

        (c)       Investment Representation.  The Investor is purchasing the
                  -------------------------
            Shares for its own account for investment and not with a view to distribution otherwise than in compliance with the Act. Investor has no present arrangement (whether or not legally binding) to sell the Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

        (d)  Accredited Investor.  The Investor is an accredited investor as
             -------------------
             defined in Rule 501 promulgated under the Act.

        (e)  Rule 144.  The Investor understands that there is no public
             --------
             trading market for the Shares, that none is expected to develop, and that the Shares must be held indefinitely unless such Shares or securities into which the Shares are converted are registered under the Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.


                                  ARTICLE III.

                                   Covenants
                                   ---------

Section   1.    Securities Compliance.
                ---------------------

        (a) The Company shall notify the SEC and NASD, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and Common Stock issuable upon conversion thereof to the Investor or subsequent holder.

        (b) The Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Shares.

Section   2.    Registration and Listing.  Until at least three (3)
                ------------------------
        years after all Shares have been converted into Common Stock, the Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until at least three (3) years after all Shares have been converted into Common Stock the Company will take all action within its power to continue the listing or trading of its Common Stock on the NASDAQ National Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ. The covenants set forth in this Section 3.2 shall not be deemed to prohibit a merger, sale of all assets or other corporate reorganization if the entity surviving or succeeding to the Company is bound by this Agreement with respect to its securities issued in exchange for or in replacement of the Shares or Common Stock or the consideration received for or in replacement of the Shares or Common Stock is cash.

Section   3.    Stockholder Approval.  Following the Closing, the
                --------------------
        Company will use its best efforts to promptly notice and hold a stockholders meeting not later than three months after the Closing Date to obtain any necessary stockholder approvals required by the Company (including those required by all applicable agreements between the Company and the NASD) to allow for issuance of Common Stock upon conversion of the Shares.

Section   4.    Sale Restrictions.  Following conversion of the Shares
                -----------------
        into Common Stock of the Company, Investor will not on any trading day offer or sell publicly on NASDAQ or on the principal exchange on which the Common Stock is traded, on a net basis more than the following number of such shares of Common Stock: the greatest of (i) 20% of the average daily trading volume for the Common Stock for the five consecutive trading days immediately preceding such date as reported by NASDAQ or by such principal exchange, (ii) 20,000 shares, and (iii) 10% of the trading volume for the Common Stock on such day.

Section   5.    Notice of Conversion Cap.  No later than 97 days after
                ------------------------
        the Closing Date, the Company will deliver notice to the Investor specifying the amount of the Conversion Cap (as defined in Section 4(c)(ii) of Schedule I hereto) and the calculation thereof.

Section   6.    Limitation on Conversion Rights.  Investor shall not
                -------------------------------
        be entitled to convert any Share into Common Stock of the Company if following conversion of such Share the Investor and its affiliates (within the meaning of the Exchange Act) shall be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of more than the percentage of the Common Stock of the Company set forth after the name of the Investor in the signature page hereof.

Section   7.    BHC Restrictions.  If the Investor is subject to the
                ----------------
        Bank Holding Company Act of 1956, as amended, and the rules and regulations thereunder (the "BHC Act"), such Investor (a) may decline receipt of additional shares of 5% Convertible Preferred Stock pursuant to Section 1.4(b)(iv) and the Company shall make such payment in cash, or (b) shall not be entitled to convert any Share into Common Stock of the Company unless such conversion is effected in certain specified transactions (as particularly set forth in the Company's Certificate of Incorporation), if, following either such proposed distribution or such conversion of such Share, the Investor and its affiliates (as defined in the BHC Act) shall hold or beneficially own (as defined in the BHC Act) more than 4.9% of the Common Stock of the Company.

Section   8.    Limitations.  The provisions of the foregoing Sections
                -----------
        3.6 and 3.7 shall not limit or affect the right of the Company to force conversion pursuant to the provisions of Section 3(a) of Schedule I hereto, nor the automatic conversion provided for in Section 3(d) thereof. The Company shall have no obligation to monitor compliance with said Sections or the holdings of any stockholder, and shall have no liability for the failure of any Investor to comply with said Sections.

Section   9.    Redemption Fund.  The Company covenants and agrees
                ---------------
        that pursuant to Section 4(l) of Schedule I hereto it will pay, in cash, to the holders of the 5% Preferred Stock on a pro-rata basis by way of redemption of approximately 2,700,000 of such shares at the Special Redemption Price and on the Redemption Date defined in said Section 4(l), the sum of $75,000,000 plus earnings accumulated thereon (if any) if the shareholders of the Company have not, within the time specified in said Section 4(l), approved the issuance to the holders of the 5% Preferred Stock of the full number of shares of common stock of the Company to which they are entitled upon conversion of the 5% Preferred Stock. On the Closing Date the Company shall deposit as a trust fund (the "Redemption Fund") with a financial institution (the "Redemption Agent") acceptable to Cappello & Laffer Capital Corp. (the "Placement Agent") the sum of $75,000,000, constituting an amount equal to or greater than 71% of the total Purchase Price paid by the Investor hereunder together with an equal percentage of the Purchase Price paid by other Investors similarly situated. Prior to the Closing the Company shall deliver written instructions to the Redemption Agent, joined in by the Placement Agent, and the Redemption Agent shall acknowledge receipt of such instructions and agree to be bound thereby, providing in substance that on the date which is specified in said Section 4(l), all funds contained in the Redemption Fund (including earnings on the initial deposit, if any) are to be disbursed to holders of 5% Preferred Stock of the Company in redemption thereof at the Special Redemption Price referred to above against delivery of certificates representing such shares.

          The Company agrees to give written notice of such redemption as specified in said Section 4(l) to all record holders of 5% Preferred Stock, but failure to give such notice shall not delay or cancel such redemption, and such notice may be given by any holder of the 5% Preferred Stock or by the Placement Agent. The Redemption Date shall not be later than the date which is specified in said Section 4(l). The Company agrees to provide to the Redemption Agent, at least 10 days prior to the Redemption Date, a list of the holders of 5% Preferred Stock whose shares are to be redeemed, which list shall set forth the complete name and address of the holder, the number of shares of 5% Preferred Stock to be redeemed and the dollar amount to be paid to such holder. The Company's failure to provide such a list shall not delay or cancel the redemption; if the Company fails timely to provide such a list to the Redemption Agent, the Placement Agent may provide such a list based on the best information available to the Placement Agent.

          As partial security for the performance by the Company of its obligations under this Section and under Section 4(l) of Schedule I hereto, the Redemption Fund shall be held subject to a Security Agreement executed by the Company in favor of all of the Investors. The instructions to the Redemption Agent, and the Security Agreement, shall provide that the redemption of the 5% Preferred Stock may be annulled and the funds in the Redemption Account paid over to the Company if each of the following conditions is satisfied: (i) the Investors, the Placement Agent, and the Redemption Agent shall each have received a certificate executed by the chief executive officer and the chief legal officer of the Company certifying that the shareholders of the Company have approved the issuance to the holders of the 5% Preferred Stock, upon conversion of such shares, of the full number of shares of Common Stock of the Company issuable upon such conversion pursuant to the terms of the 5% Preferred Stock, and further certifying that such issuance of Common Stock upon conversion will not violate and will not be voidable under any rule or regulation of the National Association of Securities Dealers, (ii) the Placement Agent shall have received evidence reasonably satisfactory to the Placement Agent as to the correctness of the statements contained in such certificate of the Company's officers, and (iii) the Redemption Agent shall have received written confirmation from the Placement Agent to the effect that the Redemption Agent may rely on such certificate of the officers of the Company and may annul the Redemption proceedings and pay over all funds in the Redemption Account (including earnings on the initial deposit, if any) to the Company.

          The Company and the Investor each agrees that the Placement Agent shall have no liability for any action or inaction, decision, or instruction given or made in good faith pursuant to the provisions of this Section 3.9, and the Company agrees to indemnify the Placement Agent against any loss or expense (including attorneys' fees) incurred in connection with any assertion of such liability by any person.


                                  ARTICLE IV.

                                   Conditions
                                   ----------

Section   1.    Conditions Precedent to the Obligation of the Company to Sell
                -------------------------------------------------------------
the Shares.  The
----------------
        obligation hereunder of the Company to issue and/or sell the Shares to the Investor is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a)  Accuracy of the Investor's Representations and Warranties.  The
     ---------------------------------------------------------
     representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

(b)  Performance by the Investor.  The Investor shall have performed all
     ---------------------------
     agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing.

(c)  No Injunction.  No statute, rule, regulation, executive order, decree,
     -------------
     ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)  Legal action.  No legal action, suit or proceeding shall be pending or
     ------------
     threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

          Section   2.    Conditions Precedent to the Obligation of the Investor
                          ------------------------------------------------------
                        to Purchase the Shares. The obligation hereunder of the
                        ----------------------
                        Investor to acquire and pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

(a)  Accuracy of the Company's Representations and Warranties.  The
     --------------------------------------------------------
     representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

(b)  Performance by the Company.  The Company shall have performed all
     --------------------------
     agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

(c)  NASDAQ.  From the date hereof to the Closing Date, trading in the Company's
     ------
     Common Stock shall not have been suspended by the SEC or the NASDAQ National Market (except for any suspension of trading of limited duration agreed to between the Company and the NASDAQ National Market solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by NASDAQ shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by NASDAQ.

(d)  No Injunction.  No statute, rule, regulation, executive order, decree,
     -------------
     ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)  Opinion of Counsel, Etc.   At the Closing the Investor shall have received
     -----------------------
     an opinion of counsel to the Company (covering, without limitation, the matters set forth in Section 2.1(a) through (e)), in form and substance reasonably satisfactory to the Investor and its counsel, and such other certificates and documents as the Investor or its counsel shall reasonably require incident to the Closing.

(f)  Undertaking of Stockholders.  At or prior to the Closing, the Investor
     ---------------------------
     shall have received a copy of a letter executed by Yamanouchi Pharmaceutical Co., Ltd. to the effect that such corporation, as a common stockholder of the Company, is prepared to vote its shares in the Company in favor of the preferred stock offering contemplated by this Agreement. In addition, the Investor shall have received a letter executed by Dr. Robert A. Vukovich and a majority of the directors of the Company to the effect that each of them will use his best efforts to cause a meeting of the stockholders of the Company to be held as soon as practicable for the purpose of approving the issuance to the Investor of the full number of shares of Common Stock to which the Investor may be entitled upon conversion, including, without limitation, authorization of an increase in the number of authorized shares of Common Stock to enable conversion to Common Stock of all of the 5% Preferred, and will use his best efforts to cause such stockholder approval to be given, and will vote all of his shares of the Company in favor of such approval.


                                   ARTICLE V.

                                Legend on Stock
                                ---------------

          Each certificate representing the Shares and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

          The Company agrees to reissue certificates representing the Shares or, if applicable, the securities issued upon conversion thereof without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144(k) under the Act, (ii) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such securities are registered under the Act.


                                  ARTICLE VI.

                                  Termination
                                  -----------

   Section   1.            Termination by Mutual Consent.  This Agreement may be
                           -----------------------------
                        terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.

   Section   2.            Other Termination.  This Agreement may be terminated
                           -----------------
                        by action of the Board of Directors or other governing body of the Investor or the Company at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement, provided that the party seeking to terminate the Agreement is not in breach of the Agreement.

Section   3.    Automatic Termination.  This Agreement shall
                ---------------------
        automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth business day following the date of this Agreement, provided, however, that any such termination shall not terminate the liability of any party which is then in breach of the Agreement.


                                  ARTICLE VII.

                                 Miscellaneous
                                 -------------

Section   1.    Fees and Expenses.  Except as otherwise set forth in
                -----------------
        Section 1.4 hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing, to the Investor's law firm all legal costs related to this transaction, and (unless the gross proceeds to the Company from the sale of 5% Convertible Preferred Stock exceed $40,000,000) all such costs incurred by the Placement Agent, in accordance with and up to the maximums stated in the final letter agreement dated August 15, 1996 between the Company and the Placement Agent. The Company shall compensate and indemnify the Placement Agent as set forth in said letter agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. As set forth in said letter agreement, as amended, the Placement Agent's compensation includes a cash payment in an amount equal to 5% of the Purchase Price of Shares sold by the Company, and the issuance of a warrant to purchase that number of Shares equal to 10% of the number of Shares sold at a purchase price equal to $25 per share.

Section   2.    Specific Enforcement, Consent
                -----------------------------
              to Jurisdiction.
              ---------------

        (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

        (b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

Section   3.    Entire Agreement: Amendment.  This Agreement contains
                ---------------------------
        the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section   4.    Notices.  Any notice or other communication required
                -------
        or permitted to be given hereunder
        shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

to the Company:         Roberts Pharmaceutical Corporation
                        Meridian Center II
                        4 Industrial Way West
                        Eatontown, New Jersey  07724
                        Attention:  Anthony A. Rascio


with copies to:         Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road
                        Middletown, New Jersey  07748
                        Attention:  John A. Aiello


to the Investor:        At the address set forth at the foot of this Agreement,
                        with copies to Investor's counsel as set forth at the foot of this Agreement or as specified in writing by Investor

with copies to:         Gerard K. Cappello
                        Cappello & Laffer Capital Corp.
                        1299 Ocean Avenue, Suite 306
                        Santa Monica, California  90401


Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

          Section   5.    Waivers.  No waiver by either party of any default
                          -------
                        with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section   6.    Headings.  The headings herein are for convenience
                          --------
                        only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          Section   7.    Successors and Assigns.  Except as otherwise provided
                          ----------------------
                        herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

          Section   8.    No Third Party Beneficiaries.  This Agreement is
                          ----------------------------
                        intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section   9.    Governing Law.  This Agreement shall be governed by
                          -------------
                        and construed and enforced in accordance with the internal laws of the present state of incorporation of the Company without regard to such state's principles of conflict of laws.

          Section   10.    Survival.  The representations and warranties of the
                           --------
                        Company and the Investor contained in Article II and the agreements and covenants set forth in Articles I, III and VII shall survive the Closing.

          Section   11.    Execution.  This Agreement may be executed in two or
                           ---------
                        more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five days of the execution hereof.

          Section   12.    Publicity.  The Company agrees that it will not
                           ---------
                        disclose, and will not include in any public announcement, the name of the Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

          Section   13.    NASDAQ.  The term "NASDAQ" or "NASDAQ National
                           ------
                        Market" herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" or "NASDAQ National Market" shall be deemed to refer to such exchange or other principal market.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                Roberts Pharmaceutical Corporation


                                By:
                                    --------------------------------
                                    Name:
                                    Its:


                                THE INVESTOR


                                By:
                                    --------------------------------
                                    Name:
                                    Its:
                                    Investor's address:

                                    For purposes of Section 3.6 of this
                                    Agreement, the following percentage
                                    limitation shall be applicable:

                                    [_] 4.99%    [_] 9.99%    [_] no limitation

                                    If no box is marked, no limitation shall be applicable.

                                    Name and address of Investor's counsel:

                                   Exhibit A

Subsidiaries
------------

Roberts Laboratories, Inc.
Linz-Roberts, Inc.
Pronetics Health Care Group, Inc.*
VRG International, Inc.
Monmouth Pharmaceuticals, Ltd.
Roberts Pharma GmbH
Roberts Pharmaceutical of Canada, Inc.
Roberts Investments, Inc.
RPC Acquisition Corp.
Geriatric Pharmaceutical Corp.

* Pronetics Healthcare Group, Inc. is the name of 4 separate subsidiary corporations organized in New Jersey, New York, North Carolina and South Carolina. In 1995, the Company adopted a plan to discontinue and divest the operations of each of these subsidiaries.

Preemptive or Similar Rights
----------------------------

   Rights granted to Yamanouchi Pharmaceutical Corporation (or its designee) ("Yamanouchi") pursuant to Stock Purchase Agreement dated January 22, 1996 (the "Yamanouchi Agreement").

Other Rights
------------

   Purchase price adjustment rights granted to investors pursuant to Section 3 of the Stock Purchase Agreements dated as of July 17, 1996 (the "DFA Agreements").

Registration Rights
-------------------

1.  Rights granted to Yamanouchi pursuant to Yamanouchi Agreement.

2.  Rights granted to investors pursuant to the DFA Agreements.

3. Rights granted pursuant to warrants issued to designees of Cappello & Laffer Capital Corp. with respect to 15,000 shares of Common Stock and 420,000 shares of 5% Preferred (the "Cappello Warrants").

4. Rights granted to Dr. Robert A. Vukovich pursuant to Registration Rights Agreement dated August 9, 1996.

Outstanding options, Warrants Etc.
----------------------------------

1. Restricted Stock option Plan - options with respect to 175,440 shares of Common Stock outstanding.

2. Incentive Stock option Plan - options with respect to 1,034,027 shares of Common Stock outstanding.

3. Employee Stock Purchase Plan covering up to 500,000 shares, none of which have been issued as yet.

4.  1996 Equity Incentive Plan - 1,500,000 shares reserved.

5.  The Cappello Warrants.

                                   SCHEDULE I

                      RESOLUTION ESTABLISHING PREFERENCES


                                       OF

                         5% CONVERTIBLE PREFERRED STOCK



          RESOLVED that there shall be a series of shares of the Class B Preferred Stock of the Corporation designated "5% Convertible Preferred Stock"; that the number of shares of such series shall be 5,500,000 and that the rights and preferences of such series (the "5% Preferred") and the limitations or restrictions thereon, shall be as follows:

      1.  Dividends.
          ---------

          (a) The holders of the 5% Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $1.25 per share per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year, when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding 5% Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation.

          (b) Any dividend payable on a dividend payment date more than 90 days after the date of issuance may be paid, at the option of the Corporation, either
(i) in cash or (ii) in shares of 5% Preferred valued at $25 per share, if the Common Stock issuable upon conversion of such shares has been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the registration statement including a current prospectus with respect thereto remains in effect at the date of delivery of such shares, and if the Corporation shall have given written notice of its intention to pay such dividend in stock to all holders of the 5% Preferred at least 10 days before the record date for such dividend. No holder that is a bank holding company or subsidiary thereof shall be required to accept 5% Preferred in lieu of cash in payment of a dividend unless after giving effect thereto the provisions of Section 10 hereof would permit one share of 5% Preferred to be converted by such holder.

          2.  Liquidation Preference.
              ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 5% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares, the amount of $25 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

          (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall, at the option of the holders of the 5% Preferred, be deemed a liquidation, dissolution or winding up within the meaning of this Section 2 if the shares of stock of the Corporation outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquiror of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the 5% Preferred at any time within thirty calendar days after written notice (which shall be given promptly) of the essential terms of such transaction shall have been given to the holders of the 5% Preferred in the manner provided by law for the giving of notice of meetings of shareholders.

          3.  Forced Conversion.
              ------------------

          (a) The Company at its option may cause all outstanding shares of the 5% Preferred to be converted into Common Stock at any time beginning twelve months after the date of issuance, on at least 20 days' notice, at a conversion price determined as set forth in Section 4 hereof (the "Conversion Price") as of the date specified in such notice (the "Conversion Date") and otherwise on the terms set forth in said Section 4; provided, that the Corporation may not exercise such right of conversion unless (i) the Closing Price (last trade price) of the Common Stock as reported by NASDAQ for the 20 consecutive trading days prior to the date the Conversion Notice is mailed has not on any day been less than 120% of the Conversion Cap (as defined in Section 4(c)(ii) hereof) (subject to adjustment for stock dividends, stock splits and reverse stock splits), and (ii) the shares issuable upon conversion of the 5% Preferred are registered for resale by an effective registration statement ("Registration Statement") under the Act which became effective not more than 90 days after the date of issuance of the 5% Preferred, and a current prospectus meeting the requirements of Section 10 of the Act is available for delivery at the Conversion Date.

          (b) At least 20 days prior to the Conversion Date, written notice (the "Conversion Notice") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 5% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the conversion which is to be effected, specifying the Conversion Date and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the number of shares of 5% Preferred held by such holder. Subject to the provisions of the following subsection (c), on or after the Conversion Date, each holder of 5% Preferred shall surrender to the Corporation the certificate or certificates representing the shares of 5% Preferred owned by such holder as of the Conversion Date, in the manner and at the place designated in the Conversion Notice, and thereupon the shares issuable upon such conversion shall be delivered as provided in Section 4(b) hereof.

          (c) If at the Conversion Date the registration condition specified in clause (ii) of subsection (a) shall not be satisfied, then no shares shall be converted and the Conversion Notice shall be deemed to be withdrawn. In such event, any certificates for 5% Preferred which have been surrendered for conversion shall be returned to the persons surrendering the same; provided, however, that if a holder shall have received shares of Common Stock upon conversion of 5% Preferred after the Conversion Notice was given but before the Conversion Date, such holder may elect either to retain such Common Stock or rescind such conversion by tendering such shares of Common Stock to the Corporation.

          (d) On the second anniversary of the Closing Date, all then outstanding shares of 5% Preferred shall be automatically converted into Common Stock at the Conversion Price and otherwise pursuant to the applicable provisions set forth in Section 4 hereof.

          4.  Optional Conversion.  The holders of the 5% Preferred shall
              -------------------
have optional conversion rights as follows:

          (a) Right to Convert.  At any time after the earlier of (i) the date
              ----------------
at which a Registration Statement has been declared effective and the requisite shareholder approval referred to in subsection (l) of this Section 4 has been obtained, or (ii) the close of business on the 91st day following the Closing Date, each share of 5% Preferred shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Liquidation Preference of the 5% Preferred determined pursuant to

Section 2 hereof on the date the notice of conversion is given, by (y) the Conversion Price determined as hereinafter provided in effect on said date.

          (b) Mechanics of Conversion.  To convert shares of 5% Preferred into
              -----------------------
shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The Corporation shall effect such issuance within two business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within two business days after the receipt of such notice. Notice of conversion may be given by a holder at any time during the day up to midnight New York time and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

          (c) Determination of Conversion Price.
              ---------------------------------

          (i) At any date following the earlier of (x) the date at which a Registration Statement is declared effective, or (ii) the 90th day following the Closing Date, subject to the provisions of subparagraph (ii) below, the Conversion Price shall be 90% of the lowest trade price of the Common Stock as reported by NASDAQ during a specified period of consecutive trading days immediately preceding such date, which periods are set forth in the table below:

Period during which such                Period of consecutive trading
date occurs:                            days preceding such date:

Through the 120th day after Closing             5 days
121st to 150th day after Closing                6 days
151st to 180th day after Closing                7 days
181st to 210th day after Closing                8 days
211th to 240th day after Closing                9 days

241st to 270th day after Closing               10 days
271st to 300th day after Closing               11 days
301st to 330th day after Closing               12 days
331st day after Closing or later               13 days

          (ii) The Conversion Price shall not be greater than the Conversion Cap. The Conversion Cap shall be calculated as follows: the mean between the closing bid price and closing ask price (as reported on NASDAQ) for each trading day during the 90-day period following the Closing Date (not including the Closing Date) shall be averaged; the Conversion Cap shall be equal to 115% of the resulting average.

          (iii) The "lowest trade price" of the Common Stock on any day shall be the lowest reported sale price of the Common Stock on NASDAQ or any other principal securities price quotation system or market on which prices of the Common Stock are reported. The term "trading day" means a day on which trading is reported on the principal quotation system or market on which prices of the Common Stock are reported.

          (iv) If during any period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Price shall be proportionately decreased or increased, as appropriate, to give effect to such event. If any such event occurs after the Conversion Cap has been determined, the Conversion Cap shall be proportionately decreased or increased, as appropriate, to give effect to such event.

          (d) Distributions.  If the Corporation shall at any time or from time
              -------------
to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of 5% Preferred shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

          (e) Certificates as to Adjustments.  Upon the occurrence of any
              ------------------------------
adjustment or readjustment of the Conversion Price or the Conversion Cap pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause the independent public accountants regularly employed to audit the financial statements of the Corporation to verify such computation and prepare and furnish to each holder of 5% Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of 5% Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 5% Preferred with respect to each share of Common Stock received upon such conversion.

          (f) Notice of Record Date.  In the event of any taking by the
              ---------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of 5% Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

          (g) Issue Taxes.  The Corporation shall pay any and all issue and
              -----------
other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 5% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (h) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the 5% Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 5% Preferred, subject to the limitation set forth in subsection (l) below, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 5% Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval.

          (i) Fractional Shares.  No fractional shares shall be issued upon the
              -----------------
conversion of any share or shares of 5% Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 5% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.
If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

          (j) Notices.  Any notice required by the provisions of this Section to
              -------
be given to the holders of shares of 5% Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

          (k) Reorganization or Merger.  In case of any reorganization or any
              ------------------------
reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, and the holders of 5% Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 2, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 5% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 5% Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 5% Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 5% Preferred.

          (l) Limitation on Number of Conversion Shares.  The Corporation shall
              ------------------------------------------
not be obligated to issue, in the aggregate, more than 3,717,529 shares of Common Stock as presently constituted (the "NASDAQ Cap") upon (1) conversion of the 5% Preferred, (2) exercise of the warrants issued to Cappello & Laffer Capital Corp. or its designees in connection with the sale of the 5% Preferred and the sale of stock to entities advised by Dimensional Fund Advisors, and (3) the issuance of 600,000 shares on or about July 17, 1996 to entities advised by Dimensional Fund Advisors, if issuance of a larger number of shares would constitute a breach of the Corporation's obligations under its agreements with the NASD or NASDAQ or the rules of such organizations. Subject to the obligation to effect certain redemptions pursuant to the last three sentences of this subsection (l), if further issuances of shares of Common Stock pursuant to clauses (1) through (3) would constitute a breach of the Corporation's obligations under any applicable agreements with the NASD or NASDAQ or the rules of such organizations (i.e., all of the shares permitted to be issued under the NASDAQ Cap shall have been so issued), then so long thereafter as such limitation shall continue to be applicable and any shares of 5% Preferred are submitted for conversion, such shares shall receive in cash an amount equal to the greater of (i) 111.11% of the Liquidation Preference of such shares or (ii) the current value of the Common Stock which such shares would otherwise be entitled to receive upon conversion (such value per share to be the closing price of such shares as reported by NASDAQ on the Conversion Date), in lieu of the Common Stock which such shares would otherwise be entitled to receive upon conversion, and such shares will be deemed cancelled. Payment of said cash amount shall be made no later than one business day after the time specified in Section 4(b) for the delivery of Common Stock upon conversion, and shall bear daily interest thereafter at the rate of one-tenth of one percent per day until paid. Such maximum number of shares of Common Stock shall be proportionately and equitably adjusted in the event of stock splits, stock dividends, reverse stock splits, reclassifications or other such events, in such manner as the Board of Directors of the Corporation shall reasonably determine. If the Corporation is unable to obtain the requisite shareholder approval concerning the issuance of shares of Common Stock in connection with the events specified in clauses (1) through (3) above to satisfy all NASD and NASDAQ requirements prior to 91 days after the date of issuance (the "Redemption Date"), the Corporation shall then redeem, at a "Special Redemption Price" equal to 111.11% of the Liquidation Preference of such shares, a number of shares equal to $75,000,000 (plus any earnings accumulated thereon from the Closing Date until the Redemption Date) divided by the Special Redemption Price. Any redemption effected pursuant to the preceding sentence shall require no notice except the notification of pro-rata allocation provided for in the following sentence. Such redemption shall be made pro rata based on the number of shares of the 5% Preferred outstanding at 11:59 p.m. on the day prior to the Redemption Date, and as early as practicable on the Redemption Date the Corporation shall notify each holder of 5% Preferred by the most rapid means of communication available to the Corporation, which may be facsimile transmission, of the pro rata number of shares to be redeemed from each holder. Such notice shall be binding upon holders who have submitted their stock certificates for redemption prior to receipt of such notice, as well as on holders who submit their stock certificates thereafter. If there shall be a default in payment of the Special Redemption Price, the amount so payable shall bear daily interest from and after the Redemption Date at the rate of one-tenth of one percent per day until paid. Shares so redeemed shall be deemed to have been redeemed at the opening of business on the Redemption Date and shall no longer be treated as outstanding shares except for purposes of receiving the Special Redemption Price. If the requisite shareholder approval is obtained before the Redemption Date, no shares shall be redeemed and any certificates submitted shall be returned to their respective holders.

          (m) Reissuance of Certificates.  In the event of an optional
              ---------------------------
conversion of 5% Preferred pursuant to Section 4(a) hereof or a redemption of 5% Preferred pursuant to Section 4(l) hereof in which less than all of the shares of 5% Preferred of a particular certificate are converted or redeemed, as the case may be, the Company shall promptly cause to be issued and delivered to the holder of such certificate, a certificate representing the remaining shares of 5% Preferred which have not been so converted or redeemed.

          5.  Other Provisions.  For all purposes of this Resolution, the term
              -----------------
"date of issuance" and the terms "Closing" or "Closing Date" shall mean the day on which shares of the 5% Preferred are first issued by the Corporation. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation. The term "NASDAQ" herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" shall be deemed to refer to such exchange or other principal market.

          6.  Restrictions and Limitations.  The Corporation shall not undertake
              ----------------------------
the following actions without the consent of the holders of a majority of the 5%
Preferred: (i) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, or privileges of the 5% Preferred,
(ii) authorize or issue any other preferred equity security senior to or on a parity with the 5% Preferred, as to dividends, liquidation preferences, conversion rights, redemption rights or other rights, preferences or privileges, or (iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the 5% Preferred while there exists any arrearage in the payment of cumulative dividends hereunder.

          7.  Voting Rights. Except as provided herein or as provided for by
              --------------
law, the 5% Preferred shall have no voting rights.

          8.  Attorneys' Fees.  Any holder of 5% Preferred shall be entitled to
              ---------------
recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

          9.  No Adverse Actions.  The Corporation shall not in any manner,
              ------------------
whether by amendment of the Certificate of Incorporation (including, without limitation, any Certificate of Designation), merger, reorganization, recapitalization, consolidation, sales of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Preferred Stock.

          10.  Limits on Conversion of 5% Preferred Stock. Notwithstanding any
               ------------------------------------------
right of conversion of 5% Preferred Stock provided for above, no such shares of 5% Preferred Stock originally issued by the Corporation to a bank holding company or an affiliate of a bank holding company shall be converted into shares of Common Stock or any other class or series of voting stock by the original holder or any direct or indirect transferee thereof such that immediately after such conversion such person and its affiliates (which term, for avoidance of doubt, includes such bank holding company, any such transferee and their respective affiliates) would own more than 4.9% of any class of voting securities of the Corporation, unless such shares are being distributed, disposed of or sold in any one of the following transactions (each a "Conversion Event"):

          (a) an initial public offering or other widely-dispersed public distribution of the shares of the Company;

          (b) transfers in small amounts pursuant to Rule 144 under the Securities Act of 1933;

          (c) a transfer to a single purchaser (or a group acting in concert) which controls or which has negotiated the purchase of at least a majority of the Company's voting stock held by persons other than the bank holding company investor;

          (d) a private sale of such equity so long as no purchaser acquires more than 2% of the total equity outstanding upon conversion; or

          (e) such shares are being sold in any other manner permitted by the Federal Reserve Board.

For purposes of this Section 10, "persons" shall include any natural person and
                                  -------
any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization and percentages of the Corporation's outstanding voting securities shall include shares issuable upon exercise or conversion of 5% Preferred Stock and other convertible securities, options, warrants or other similar instruments owned by such bank holding company, its transferees and their respective affiliates, but shall not include shares issuable upon exercise or conversion of convertible securities, options, warrants or other similar instruments owned by any other person. The provisions of this Section 10 shall not limit or affect the right of the Corporation to force conversion pursuant to Section 3(a) hereof nor the automatic conversion provided for in Section 3(d) hereof. The Corporation shall have no obligation to monitor compliance with the limits set forth in this Section 10 or the holdings of any shareholder, and shall have no liability for the failure of any person to comply with such limits.